UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 5, 2014

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On and effective June 5, 2014 (the “Defeasance Date”), Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, each a Delaware limited liability company (collectively "Borrowers"), indirectly owned subsidiaries of Spirit Realty Capital, Inc. (the “Company”) defeased the loans outstanding under that certain Loan Agreement, dated as of May 31, 2006, among the Borrowers and U.S. Bank, National Association, as successor trustee for the registered holders of Citigroup Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4 (the “A1 and A2 Noteholders”), U.S. Bank, National Association, as successor trustee for the registered holders of Deutsche Mortgage & Asset Receiving Corporation Commercial Mortgage Pass-Through Certificates, Series CD 2006-CD3 (the “A3, A4 and A6 Noteholders”), and U.S. Bank, National Association, as successor trustee for the registered holders of COBALT CMBS Commercial Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the “A3 Noteholders”, and each of the A1, A2, A3, A4, A5 and A6 Noteholders as successor-in-interest to Barclays Capital Real Estate Inc., a Delaware corporation, and Citigroup Global Markets Realty Corp., a New York corporation), collectively as the “Lender”.

Pursuant to a Defeasance, Assignment, Assumption and Release Agreement dated the Defeasance Date by and among the Borrowers, U.S. Bank, National Association as Trustee for the Lender, Midland Loan Servicer, a division of PNC Bank, National Association as servicer and U.S. Bank, National Association as Securities Intermediary and Custodian (the “Defeasance Agreement”), the Borrowers granted to Lender a security interest in certain securities and the proceeds thereof to secure payment and performance under the Loan Agreement and Lender released the existing collateral under the Loan Agreement. Under the Defeasance Agreement, the Borrowers also assigned their obligations under the Loan Agreement from and after the Defeasance Date to an unaffiliated successor borrower and were generally released from Loan Agreement obligations from and after the Defeasance Date. The description of the Defeasance Agreement is a summary and qualified in its entirety by the terms of the agreement, filed wherewith as Exhibit 1.1 and incorporated herein by reference.

The original loan amount under the Loan Agreement was $545.7 million bearing interest at a fixed rate of 6.5875% with a maturity date of June 5, 2016. On the Defeasance Date, the principal balance outstanding under the Loan Agreement was approximately $488.0 million. Prior to the Defeasance Date, the obligations under the Loan Agreement had been secured by 112 properties and rents therefrom leased to Shopko Stores Operating Co., LLC, which had an aggregate gross book value of approximately $922 million as of March 31, 2014. The Borrowers funded the defeasance using a portion of the approximately $726.2 million in aggregate net proceeds contributed to them from the Company’s sale of $402.5 million principal amount of 2.875% Convertible Senior Notes due 2019 and $345 million principal amount of 3.75% Convertible Senior Notes due 2021 which was completed on May 20, 2014. In connection with the defeasance, the Borrower incurred approximately $56.5 million in costs and expenses.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

1.1
Defeasance, Assignment, Assumption and Release Agreement dated June 5, 2014 by and among Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, U.S. Bank, National Association as Trustee for the Lender, Midland Loan Servicer, a division of PNC Bank, National Association as servicer and U.S. Bank, National Association as Securities Intermediary and Custodian

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: June 6, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1
Defeasance, Assignment, Assumption and Release Agreement dated June 5, 2014 by and among Spirit SPE Portfolio 2006-1, LLC and Spirit SPE Portfolio 2006-2, LLC, U.S. Bank, National Association as Trustee for the Lender, Midland Loan Servicer, a division of PNC Bank, National Association as servicer and U.S. Bank, National Association as Securities Intermediary and Custodian